EXHIBIT 99.1

VISIONWAVE TECHNOLOGIES INC.

Financial Statements

For the Year Ended March 31, 2025

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
VisionWave Technologies Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of VisionWave Technologies Inc. (the Company) as of March 31, 2025 and 2024, and the related statement of operations, stockholder’s deficit, and cash flows for each of the years in the two-year period ended March 31, 2025 and 2024 and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2025 and 2024 and the results of its operations and its cash flows for each of the years in the two-year period ended March 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statement based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/RBSM LLP
We have served as the Company’s auditor since 2024.
PCAOB ID 587
New York, NY
July 17, 2025

VISIONWAVE TECHNOLOGIES INC.
BALANCE SHEETS

	March 31, 2025	March 31, 2024
ASSETS
Current Assets
Cash	$60,453	$25
Brokerage account	445	—
Advances to supplier	98,250	—
Total current assets	159,148	25
Investments and Other Assets
Investment in restricted securities designated for sale	9,736	—
Total Investments and Other Assets	9,736	—
Total Assets	$168,884	$25
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Liabilities
Current Liabilities
Accounts payable	$105,000	$—
Customer deposit	108,006	—
Due to related party	259,563	251
Total current liabilities	472,569	251
Total Liabilities	$472,569	$251
Commitments and Contingencies
Stockholders’ Deficit
Common stock, par value $0.0001; authorized 10,000 shares; issued and outstanding 2,722 and 2,000, respectively	$—	$—
Additional paid-in capital	261,000	1,000
Accumulated deficit	(564,685)	(1,226)
Total Stockholders’ Deficit	(303,685)	(226)
Total Liabilities and Stockholders’ Deficit	$168,884	$25

The accompanying notes are an integral part of the financial statements.

VISIONWAVE TECHNOLOGIES INC.

STATEMENT OF OPERATIONS FOR THE

	Year ended March 31, 2025		Period from March 20, 2024 (inception) to March 31, 2024
Operating costs	$		$
General and administrative expenses		11,532		1,226
Marketing and travelling expenses		3,650		—
Research and development expenses		71,445		—
Professional expenses		593,642		—
Total operating expenses		680,270		1,226
Loss from operations		(680,270)		(1,226)
Other Income
Gain from sale of marketable securities		116,811		—
Total other income		116,811		—
Loss before income taxes		(563,459)		(1,226)
Income tax expense		—		—
Net loss		$(563,459)		$(1,226)
Basic and diluted weighted average shares outstanding		2,487		2,000
Basic and diluted net loss per share		$(226.60)		$(0.61)

The accompanying notes are an integral part of the financial statements.

VISIONWAVE TECHNOLOGIES INC.

STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT

			Additional		Total
	Common Stock		Paid	Accumulated	Stockholder's
	Shares	Amount	in Capital	Deficit	Deficit
Balance as of March 20, 2024 (Inception)	—	$—	$—	$—	$—

Issuance of common stock - Inception	1,000	—	1,000	—	1,000

Issuance of common stock - Purchasing Intellectual Properties	1,000	—	—		—

Net loss	—	—	—	(1,226)	(1,226)

Balance as of March 31, 2024	2,000	$—	$1,000	$(1,226)	$(226)

Issuance of common stock - Investment by Affiliate	222	—	10,000	—	10,000

Issuance of common stock - Service	500	—	250,000	—	250,000

Net loss	—	—	—	(563,459)	(563,459)

Balance as of March 31, 2025	2,722	$—	$261,000	$(564,685)	$(303,685)

The accompanying notes are an integral part of the financial statements.

VISIONWAVE TECHNOLOGIES INC.

STATEMENT OF CASH FLOWS

	For the Year Ended March 31, 2025	For the period from March 20, 2024 (inception) to March 31, 2024
Cash flows from operating activities:
Net loss	$(563,459)	(1,226)
Adjustments to reconcile net loss to net cash used in operating activities:
Gain from sales of securities	(116,811)	—
Stock based compensation	250,000	—

Changes in operating assets and liabilities:
Brokerage account	(445)	—
Advances to supplier	(98,250)	—
Due to Related party	259,312	251
Accounts Payable	105,000	—
Customer Deposit	108,006	—
Net cash used in operating activities	(56,647)	(975)

Cash Flows from Investing Activities:

Net proceeds from sales of securities
	117,075	—
Net cash provided from investing activities
	117,075	—

Cash Flows from Financing Activities:
Proceeds from sale of common stock to sponsors	—	1,000
Net cash provided by financing activities	—	1,000

Net change in cash	60,428	25

Cash beginning of the period	25	—

Cash end of the period	60,453	25

Supplemental disclosure of noncash financing activities:

Interest paid in cash	—	—

Income tax	—	—
Supplemental non-cash investing and financing activities	—	—
Issuance of common stock - Investment by Affiliate	10,000	—

The accompanying notes are an integral part of the financial statements.

Visionwave Technologies Inc.

Notes to Financial Statements

1. Organization

Description of Business

VisionWave Technologies, Inc. (“VW” or the “Company”) was incorporated in Nevada on March 20, 2024 as a development stage company. The Company is an emerging company focused on delivering advanced solutions for defense, homeland security, and industrial applications. Backed by nearly a decade of experience from its management team in supplying cutting-edge technology to military customers worldwide, the company has strategically invested in research and development to innovate its core offerings.

The Company has a fiscal year ending March 31st.

Proposed Business Combination

Purchase of Intellectual Properties

Effective as of March 20, 2024, GBT Tokenize Corp (“Tokenize”), which is 50% owned by GBT Technologies, Inc (“GBT”) and the Company entered into a Patent Purchase Agreement pursuant to which VW agreed to acquire from Tokenize the entire right, title, and interest of certain patents and patent applications providing an intellectual property basis for a machine learning driven technology that controls radio wave transmissions, analyzes their reflections data, and constructs 2D/3D images of stationary and in motion objects (“VisionWave PPA”).

The Purchase Price for the assets is $30,000,000 (the “Purchase Price”), which VW pays with shares of common stock, $0.0001 par value per share (the “Common Stock”). The Parties agree that the final Purchase Price may be adjusted and will be governed by a valuation report issued by a professional third party (“Valuation”). If the final Purchase Price per the Valuation is less than

$30,000,000, Tokenize has the option to cancel this Agreement. In accordance therewith, VW agreed to issue and deliver to Tokenize, 1,000 shares of Common Stock (the “Shares”) representing 50% of VW issued and outstanding shares of Common Stock, where the remainder of the 50% of VW’s issued and outstanding shares of Common Stock are owned by Stanley Hills, LLC a corporation controlled by Anat Attia. In connection with the Valuation, the parties have elected to waive all requirements to for the delivery of a fairness opinion or valuation report prior to closing.

Business Combination with Bannix Acquisition Corp (“Bannix”)

Merger Agreement and Plan of Reorganization

On March 26, 2024, Bannix Acquisition Corp., a Delaware corporation (“Bannix”), entered into a Business Combination Agreement (the “Original Agreement”), by and among Bannix, VisionWave Technologies, Inc., a Nevada corporation (“Target”) and the shareholders of Target.

On September 6, 2024, Bannix entered into a Merger Agreement and Plan of Reorganization (the “Merger Agreement”), by and among Bannix, VisionWave Holdings, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Bannix (“VisionWave Holdings”), BNIX Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of VisionWave Holdings (“Parent Merger Sub”), BNIX VW Merger Sub, Inc., a Nevada corporation and direct, wholly owned subsidiary of VisionWave Holdings (“Company Merger Sub”), and Target. The Merger Agreement and the transactions contemplated thereby were approved by the boards of directors of each of Bannix, VisionWave Holdings, Parent Merger Sub, Company Merger Sub, and Target.

The Mergers

Pursuant to and in accordance with the terms set forth in the Merger Agreement, (a) Parent Merger Sub will merge with and into Bannix, with Bannix continuing as the surviving entity (the “Parent Merger”), as a result of which, (i) Bannix will become a wholly owned subsidiary of VisionWave Holdings, and (ii) each issued and outstanding security of Bannix immediately prior to the effective time of the Parent Merger (the “Parent Merger Effective Time”) (other than shares of Bannix Common Stock that have been redeemed or are owned by Bannix or any of its direct or indirect subsidiaries as treasury shares and any Dissenting Parent Shares) shall no longer be outstanding and shall automatically be cancelled in exchange for the issuance to the holder thereof of a substantially equivalent security of VisionWave Holdings (other than the Parent Rights, which shall be automatically converted into shares of VisionWave Holdings), and, (b) immediately following the consummation of the Parent Merger but on the same day, Company Merger Sub will merge with and into Target, with Target continuing as the surviving entity (the “Company Merger” and, together with the Parent Merger, the “Mergers”), as a result of which, (i) Target will become a wholly owned subsidiary of VisionWave Holdings, and (ii) each issued and outstanding security of Target immediately prior to the effective time of the Company Merger (the “Company Merger Effective Time”) (other than any Cancelled Shares or Dissenting Shares) shall no longer be outstanding and shall automatically be cancelled in exchange for the issuance to the holder thereof of a substantially equivalent security of VisionWave Holdings. The Mergers and the other transactions contemplated by the Merger Agreement are hereinafter referred to as the “Business Combination.”

The Business Combination with Bannix was consummated on July 14, 2025. As a result, the Company became wholly owned subsidiary of VisionWave Holdings (“VisionWave”), Inc which commenced trading on NASDAQ under the ticker VWAV on July 15, 2025.

Consideration

Pursuant to and in accordance with the terms set forth in the Merger Agreement, at the Parent Merger Effective Time,

(a) each share of Bannix common stock, par value $0.001 per share (“Bannix Common Stock”) outstanding immediately prior to the Parent Merger Effective Time that has not been redeemed, is not owned by Bannix or any of its direct or indirect subsidiaries as treasury shares and is not a Dissenting Parent Share will automatically convert into one share of common stock, par value $0.001, of VisionWave Holdings (each, a share of “VisionWave Holdings Common Stock”), (b) each Bannix Warrant shall automatically convert into one warrant to purchase shares of VisionWave Holdings Common Stock (each, a “VisionWave Holdings Warrant”) on substantially the same terms and conditions; and (c) each Bannix Right will be automatically converted into the number of shares of VisionWave Holdings Common Stock that would have been received by the holder of such Bannix Right if it had been converted upon the consummation of a business combination in accordance with Bannix’s organizational documents.

In accordance with the terms and subject to the conditions of the Merger Agreement, at the Company Merger Effective Time, (a) each share of issued and outstanding Target common stock, par value $0.0001 (“Target Common Stock”), shall be cancelled and converted into 4,041 shares of VisionWave Holdings Common Stock. As a result of completion, the business combination VisionWave issued 11,000,000 of its shares for 2,722 of the Company shares as consideration.

Governance

Subject to approval of shareholders, the parties have agreed to take actions such that, effective immediately after the Closing of the Business Combination, VisionWave’s Holdings board of directors shall consist of five directors, consisting of Haggai Ravid, Chuck Hansen, Eric T. Shuss, Douglas Davis, Noam Kenig. Additionally, certain current Target management personnel: Danny Rittman, Erik Klinger and Yossi Attia will become officers of VisionWave Holdings.

Representations and Warranties; Covenants

The Merger Agreement contains representations, warranties and covenants of each of the parties thereto that are customary for transactions of this type, including, among others, covenants providing for (i) certain limitations on the operation of the parties’ respective businesses prior to consummation of the Business Combination, (ii) the parties’ efforts to satisfy conditions to consummation of the Business Combination, including by obtaining any necessary approvals from governmental agencies, (iii) prohibitions on the parties soliciting alternative transactions, (iv) VisionWave Holdings preparing and filing a registration statement on Form S-4 with the Securities and Exchange Commission (the “SEC”) and taking certain other actions to obtain the requisite approval of Bannix’s stockholders to vote in favor of certain matters, including the adoption of the Merger Agreement and approval of the Business Combination, at a special meeting to be called for the approval of such matters, and (v) the protection of, and access to, confidential information of the parties.

The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement and are subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made the parties to the Merger Agreement which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. Bannix does not believe that these schedules contain information that is material to an investment decision.

In addition, VisionWave Holdings has agreed to adopt an equity incentive plan, as described in the Merger Agreement.

Conditions to the Closing

The obligations of Bannix, VisionWave Holdings, Parent Merger Sub and Company Merger Sub (the “Bannix Parties”) and Target to consummate the Business Combination are subject to certain closing conditions, including, but not limited to, (i) the approval of Bannix’s stockholders, (ii) the approval of Target’s stockholders, and (iii) VisionWave Holding’s Form S-4 registration statement becoming effective.

In addition, the obligations of the Bannix Parties to consummate the Business Combination are also subject to the fulfillment (or waiver) of other closing conditions, including, but not limited to, (i) the representations and warranties of Target being true and correct to the standards applicable to such representations and warranties and each of the covenants of Target having been performed or complied with in all material respects, (ii) delivery of certain ancillary agreements required to be executed and delivered in connection with the Business Combination, and (iii) no Material Adverse Effect having occurred.

The obligation of Target to consummate the Business Combination is also subject to the fulfillment (or waiver) of other closing conditions, including, but not limited to, (i) the representations and warranties of the Bannix Parties being true and correct to the standards applicable to such representations and warranties and each of the covenants of the Bannix Parties having been performed or complied with in all material respects and (ii) the shares of VisionWave Holdings Common Stock issuable in connection with the Business Combination being listed on the Nasdaq Stock Market.

The parties have elected to waive all requirements to for the delivery of a fairness opinion or valuation report prior to closing.

Termination Rights

The Merger Agreement may be terminated under certain customary and limited circumstances prior to the Closing of the Business Combination, including, but not limited to, (i) by mutual written consent of Bannix and Target, (ii) by Bannix, on the one hand, or Target, on the other hand, if there is any breach of the representations, warranties, covenant or agreement of the other party as set forth in the Merger Agreement, in each case, such that certain conditions to closing cannot be satisfied and the breach or breaches of such representations or warranties or the failure to perform such covenant or agreement, as applicable, are not cured or cannot be cured within certain specified time periods, (iii) by either Bannix or Target if the Business Combination is not consummated by March 31, 2025 (which date may be extended by mutual agreement of the parties to the Merger Agreement), (iv) by either Bannix or Target if a meeting of Bannix’s stockholders is held to vote on proposals relating to the Business Combination and the stockholders do not approve the proposals, and (v) by Bannix if the Target stockholders do not approve the Merger Agreement.

Permitted Financings

The Merger Agreement contemplates that Target (a) may enter into agreements to raise capital in one or more private placement transactions prior to the Closing for aggregate gross proceeds of up to $20,000,000 or (b) consummate an initial sale of any shares of capital stock of Target in an underwritten public offering registered under the Securities Act or any direct listing of any shares of capital stock of Target on a securities exchange or securities market (“Permitted Financings”).

A copy of the Merger Agreement is filed with this Current Report on Form 8-K (this “Current Report”) as Exhibit 2.1 and is incorporated herein by reference, and the foregoing description of the Merger Agreement is qualified in its entirety by reference thereto. Capitalized terms used in this Current Report and not otherwise defined herein shall have the meanings assigned to them in the A&R Merger Agreement.

Stockholder Support Agreement

In accordance with the Merger Agreement, within thirty (30) days following the execution of the Merger Agreement, Bannix, VisionWave Holdings, Target, and certain stockholders of Target representing the requisite votes necessary to approve the Merger Agreement (the “Target Equity Holders”) are expected to enter into a Stockholder Support Agreement pursuant to which the Target Equity Holders will: (a) agree to vote in favor of the adoption of the Merger Agreement and approve the Mergers and the other Transactions to which Target is a party; and (b) agree to waive any appraisal or similar rights they may have pursuant to Nevada law with respect to the Mergers and the other Transactions.

Risks and Uncertainties

Covid-19

Management is currently evaluating the impact of the COVID-19 pandemic on the Company and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, and/or search for a target company, the specific impact is not readily determinable as of the date of these audited financial statements. The audited financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Geopolitical Military Conflicts

Geopolitical military conflicts including the Russian invasion of Ukraine and the Israel-Hamas war, have had a material adverse effect on financial and business conditions in Europe and the middle-East and could materially and adversely affect the business and prospects of potential targets for the Company’s business combination. These circumstances could reduce the prospects for the Company to generate revenues in the future. With the Russian Federation’s invasion of Ukraine in February 2022 and Israel’s declared war against Hamas in October 2023, these conflicts have continued to escalate without any resolution foreseeable in the near future with the short and long-term impact on financial and business conditions in Europe remaining highly uncertain. Various nations, including the United States, have instituted economic sanctions against the Russian Federation and Belarus. Further, the impact of this action and related sanctions on the world economy are not determinable as of the date of these audited financial statements. The specific impact on the Company’s financial condition, results of operations, and cash flows is also not determinable as of the date of these audited financial statements.

Additionally, the continuing geopolitical uncertainty relating to the Israel-Hamas war could commenced on October 7, 2023 cause further damage or disruption to international commerce and the global economy, and thus have a material adverse effect on the business, the cost and availability of capital and prospects of technology companies.

Impact of the Worldwide Supply-Chain Disruption and Climate Change

Management is currently evaluating the impact of the worldwide supply-chain disruption and climate change and has concluded that while it is reasonably possible that this supply disruption could have a negative effect on the Company’s financial position, results of its operations, the specific impact is not readily determinable as of the date of the audited financial statement. Management considered the effect of climate change and arrived at the same conclusion, no effect or changes to the attached financial statements as presented. The accompanying audited financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Investment Company Act 1940

The Company has evaluated its status under the Investment Company Act of 1940 (the “Investment Company Act”) in light of SEC Release No. 33-11265, titled “Special Purpose Acquisition Companies, Shell Companies, and Projections,” adopted on January 24, 2024. Under Section 3(a)(1) of the Investment Company Act, an entity may be considered an investment company if:

In order not to be regulated as an investment company under the Investment Company Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in a business other than investing, reinvesting or trading in securities and that our activities do not include investing, reinvesting, owning, holding or trading “investment securities” constituting more than 40% of our total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Our business will be to identify and complete a business combination and thereafter to operate the post-transaction business or assets for the long term. We do not plan to buy businesses or assets with a view to resale or profit from their resale. We do not plan to buy unrelated businesses or assets or to be a passive investor. We do not believe that our present anticipated principal activities will subject us to the Investment Company Act.

The SEC staff has articulated a five-factor qualitative test, known as the Tonopah factors, to assess whether a company qualifies as an investment company. Applying these factors to the Company, we conclude that the Company is not an investment company for the following reasons:

● 1. Historical Development - the Company. was incorporated with the intent to operate an active business. Since its formation, it has focused solely on operation, rather than investing in securities for returns.

● 2. Public Representations - The Company has never represented itself as an investment company or a company engaged in investing or holding securities. Further, all public disclosures, clearly define its purpose as an operating entity.

● 3. Activities of Officers and Directors - The Company’s board and management team are focused on operating its core business, negotiating transactions, and securing regulatory approvals—not managing an investment portfolio. The Company does not allocate resources or personnel toward investment activities.

● 4. Nature of Assets - The only assets of the Company prior to the business combination are cash equivalents as permitted under SEC rules.

● 5. Sources of Income and Revenue - The Company’s source of income is from operation and selling of its products, which is not indicative of an investment company. It does not generate revenue from securities trading or investment activities, other than liquidate its investment.

Following the business combination, we also analyzed whether the Company meets the definition of an investment company. It is our position that the Tonopah factors confirm that the Company is an operating company, as follows:

● Historical Development: - The Company was founded as a development-stage company focused on cutting-edge technologies for defense and law enforcement applications.

● Public Representations: - The Company does not present itself as an investment company. All public disclosures emphasize its focus on military-grade technology development.

● Activities of Officers and Directors: - The Company’s leadership team is dedicated exclusively to operational business functions. No personnel are assigned to investment-related activities.

● 4. Nature of Assets: Nature of Assets - As of March 31, 2025, over 35% of the Company’s total assets are cash, derived from its operational business. Only $9,736 (5.76% of total assets) represents AVAI shares, which were acquired for strategic, not investment, purposes.

● Sources of Income and Revenue: - The Company anticipates revenue from defense technology commercialization starting Q2 2025. The Company does not generate significant income from investment activities.

Thus, the Company does not meet the definition of an investment company under Section 3(a)(1)(C) of the 1940 Act.

Following the business combination, it is our belief that the combined company will not meet the definition of an investment company. The combined company’s focus will remain developing, commercializing, and expanding its defense and security technology offerings. The AVAI shares do not constitute a material portion of total assets. The Company’s business will be operational, not investment-oriented. Neither Bannix nor the Company engaged in investment activities prior to the business combination. The Company does not view the investment into Avant Technologies Inc. (“AVAI”) as a means of providing the Company with liquidity. Instead, the primary purpose of acquiring 10 million AVAI shares was to establish a strategic relationship between the Company and AVAI and its Avant-AI! platform. The Company believes in AVAI’s long- term success and considers its technology aligned with the Company’s broader objectives. AVAI’s Avant-AI platform has potential applications that could benefit the Company’s technology-driven initiatives. The investment reflects a strategic business interest rather than a financial instrument intended for liquidity. However, in an abundance of caution, the Company is re- evaluating the AVAI investment due to concerns that retaining a large, illiquid investment could raise regulatory questions regarding classification under the Investment Company Act of 1940, which the Company seeks to avoid. As a result, Target sold 264,112 AVAI shares through March 7, 2025 generating gross proceeds of $116,811 which proceeds were used for working capital. Although the Company initially intended to hold the AVAI shares as a long-term investment in its strategic relationship, the Company is evaluating the potential sale of the AVAI shares in a private sale.

Accordingly, it is our believe that the post-merger entity will qualify for the exclusion under Section 3(b)(1) of the 1940 Act and will not be subject to investment company regulation.

Given this analysis we do not believe the Company, or the post-merger entity meets the definition of an investment company under the 1940 Act. However, if the Company deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our business combination.

Liquidity, Capital Resources and Going Concern

The Company was formed on March 20, 2024, with a capital contribution of $1,000 from the shareholder at par value of $0.0001 for 1,000 shares and 1,000 shares issuance to Tokenize for purchasing IP portfolio. In according with the VisionWave PPA the Company issued to Tokenize 1,000 shares. On June 4, 2024 one of the Company’s shareholders invested 10 million shares Avant Technologies, Inc. (“AVAI”) for additional 222 shares of the Company which been issued. On December 30, 2024, the Company received $108,006 cash advance from one of its customers for deposit purpose on account for a formal purchase order. As of March 31, 2025, the Company had $60,453 cash in its bank and $445 in brokerage accounts, as well as 9,735,868 restricted shares of AVAI common stock vested under the Company name as book entry with AVAI’s transfer agent.

Going Concern Evaluation

In connection with preparing the financial statements for the year ended March 31, 2025, management evaluated whether there were conditions and events, considered in the aggregate, that raised substantial doubt about the Company’s ability to continue as a going concern within one year from the date that the consolidated financial statements are issued.

The Company considered the following:

•	At March 31, 2025, the Company had an accumulated deficit of $564,685.

•	At March 31, 2025, the Company had a working capital deficit of $313,421.

•	At March 31, 2025, the Company used $56,647 in operating activities.

Ordinarily, conditions or events that raise substantial doubt about an entity’s ability to continue as a going concern relate to the entity’s ability to meet its obligations as they become due.

The Company evaluated its ability to meet its obligations as they become due within one year from the date that the financial statements are issued by considering the following:

On April 8, 2025, with an effective date of March 31, 2025, VisionWave Holdings, together with the Company, entered into a Funding Support Agreement with Stanley Hills, LLC (“Stanley Hills”), the principal shareholder of the Company. Pursuant to the agreement, Stanley Hills irrevocably and unconditionally committed to provide financial support to both VisionWave and The Company, sufficient to fund their respective working capital needs for a period not less than twelve (12) months from the date of release/issuance of the financial statement. The funding may be provided by Stanley Hills in the form of direct payments to third parties, advances or intercompany loans, or capital contributions, as mutually determined by the parties. Unless otherwise agreed in writing, any such advances will be non-interest bearing and repayable only at such time as determined by the applicable entity’s Board of Directors, and only to the extent such repayment would not impair the Company’s liquidity or ability to continue as a going concern. The agreement may not be terminated by Stanley Hills prior to the twelve-month period from the date of release of the financial statement.

Management has determined that the agreement with Stanley Hills and closing of the business combination elevated the risk about the Company’s ability to continue as a going concern for a reasonable period of time, which is considered to be one year from the issuance of the financial statements.

The merger closing triggered substantial, actionable, and committed below funding access:

•	Investor A is actively pushing to draw $2 million immediately and has committed to a $50 million equity line.

•	Investor B has offered us $2 million in $300K tranches, and is likewise eager for us to proceed post-closing.

•	Investor C is to finalize their $18 million ELOC and a $5 million pre-paid advance.

2. Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC. Accordingly, they do not include all of the information and footnotes required by US GAAP. In the opinion of management, the financial statements reflect all adjustments, which include only normal recurring adjustments necessary for the fair statement of the balance sheet, statements of operations, statements of stockholders’ deficit and cash flows for the periods presented.

Use of Estimates

The preparation of the financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.

Making estimates requires management to exercise significant judgement. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the audited financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had $60,898 as cash or cash equivalents as of March 31, 2025 and $25 as of March 31, 2024.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers, the core principle of which is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration which the entity expects to be entitled to receive in exchange for those goods or services.

Fair Value of Financial Instruments

Fair value is defined as the price which would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-tier fair value hierarchy which prioritizes the inputs used in the valuation methodologies is as follows:

Level 1 Inputs - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

Level 2 Inputs - Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. These might include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (such as interest rates, volatilities, prepayment speeds, credit risks, etc.) or inputs that are derived principally from or corroborated by market data by correlation or other means.

Level 3 Inputs - Unobservable inputs for determining the fair values of assets or liabilities that reflect an entity’s own assumptions about the assumptions that market participants would use in pricing the assets or liabilities.

Value of Acquired Securities

On June 4, 2024, VisionWave Technologies Inc. (VisionWave) entered into a Securities Exchange Agreement with GBT Tokenize Corp (GBT), under which VisionWave issued 222 shares in exchange for 10 million AVAI shares valued at

$0.001 per share in total value of $10,000. VisionWave required additional funding for its ongoing operations, and the parties agreed that tokenize would invest an additional 10 million AVAI shares. VisionWave and Stanley Hills determined that 10 million AVAI shares, out of Tokenize’s 26 million shares, would suffice for this investment.

The 10 million AVAI shares received by VisionWave have been recorded as non-marketable security. According to US GAAP ASC 820-10-35-3, assumes the measurement of the fair value of the shares is exchanged with a counter party in an orderly transaction between market participants to sell the assets at the measurement date under current market conditions. Due to the low volume and negative equity of the AVAI shares, the Company recorded the non-marketable securities at the par value of the shares being paid as consideration, which is $0.001 for acquisition of 10 million shares.

ASC 820-10-35-3, assumes the measurement of the fair value of the shares is exchanged with a counter party in an orderly transaction between market participants to sell the asset at the measurement date under current market conditions.

In connection with determining a fair value of the shares, the Company reviewed ASC 820-10-35-37 which establishes a fair value hierarchy that prioritizes the inputs used in valuation techniques into the following three levels:

• Level 1: Quoted prices (unadjusted) in active markets for identical assets and liabilities that the reporting entity can access at the measurement date

• Level 2: Inputs other than quoted prices in active markets for identical assets and liabilities that are observable either directly or indirectly

• Level 3: Unobservable inputs

Based upon the facts and circumstances, the Company has concluded the Company’s AVAI common shares lack liquidity, do not trade in an active market and accordingly are appropriately categorized under level 3 inputs pursuant to ASC 320-10-35.

The Company sold 264,112 AVAI shares through March 7, 2025 generating net proceeds of $117,075 (net gain on sale of AVAI shares of $116,811) which proceeds were used for working capital. The Company intend to sell the AVAI shares and it is unable to quantify the expected value of the sale of the AVAI shares.

In addition to the inactive market for the AVAI stock, the Company has concluded the fair value of the shares of par value, $9,736 is reasonable based upon the AVAI current financial position and results of its operations.

Value of Acquired Assets

Effective as of March 20, 2024, the Company entered into the VisionWave PPA. The Purchase Price for the assets is $30,000,000, which the Company pays with shares of common stock, $0.0001 par value per share (the “Common Stock”). In accordance therewith, VW agreed to issue and deliver to Tokenize, 1,000 shares of Common Stock (the “Shares”) representing 50% of VW issued and outstanding shares of Common Stock, where the remainder of the 50% of VW’s issued and outstanding shares of Common Stock are owned by Stanley Hills, LLC a corporation controlled by Anat Attia. The Company complies with ASC 845 “Nonmonetary Transactions” and Staff Accounting Bulletin Topic 5.G. and reports the value of the contributed assets at the same value the stockholder paid for those assets. As such, the Company recorded the acquired assets at the par value of the shares being paid as consideration which is $0.1 for issuance of 1,000 shares.

Value of Consulting Services

On August 21, 2024, the Company entered into a consulting and referral agreement with Elentina Group LLC, with an effective date of April 1, 2024. Under this agreement, the Company engaged the consultant to provide consulting and referral services for its benefit. In exchange for these services, the Company agreed to pay the consultant a monthly fee of $50,000, starting from the effective date and continuing for a period of five months. This fee, amounting to a total of $250,000 for the five months, has been fully earned as of the present date and will be compensated in 500 shares of the Company’s common stock at par value of $0.0001 in total fair value of $250,000.

Recently Issued Accounting Pronouncements

The Company has reviewed recently issued accounting pronouncements and plans to adopt those that are applicable to it. The Company does not expect the adoption of any recently issued pronouncements to have a material impact on its results of operations or financial position.

In March 2024, the FASB issued ASU No. 2024-01, “Compensation—Stock Compensation (Topic 718): Scope Applications of Profits Interests and Similar Awards” (“ASU 2024-01”). ASU 2024-01 adds an example to Topic 718 which illustrates how to apply the scope guidance to determine whether profits interests and similar awards should be accounted for as share-based payment arrangements under Topic 718 or under other U.S. GAAP. ASU 2024-01 is effective for annual periods beginning after December 15, 2025, although early adoption is permitted. Upon adoption, ASU 2024-01 is not expected to have an impact on the Company’s financial statements.

In March 2024, the FASB issued ASU No 2024-02, “Codification Improvements - Amendments to Remove References to the Concepts Statements” (“ASU 2024-02”). ASU 2024-02 removes references to various Concepts Statements. In most instances, the references are extraneous and not required to understand or apply the guidance. ASU 2024-02 is effective for fiscal years beginning after December 15, 2024. Early adoption is permitted. ASU 2024-02 can be applied prospectively or retrospectively. Upon adoption, ASU 2024-01 is not expected to have an impact on the Company’s financial statements.

In November 2024, the FASB issued ASU No. 2024-03, “Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosures (Subtopic 220-40).” This standard requires disclosure of specific information about costs and expenses and becomes effective January 1, 2027. We are currently evaluating the impact of this standard on our financial statements and related disclosures.

In November 2024, the FASB issued ASU 2024-04, “Debt - Debt with Conversions and Other Options (Subtopic 470- 20): Induced Conversions of Convertible Debt Instruments” (“ASU 2024-04”). ASU 2024-04 clarifies the requirements for determining whether certain settlements of convertible debt instruments, including convertible debt instruments with cash conversion features or convertible debt instruments that are not currently convertible, should be accounted for as an induced conversion. The requirements of ASU 2024-04 are effective for the Company for fiscal years beginning after December 15, 2025, and interim periods within those periods. We are currently evaluating the impact of this standard on our financial statements and related disclosures.

Recently Adopted Pronouncements

In November 2023, the FASB issued Accounting Standards Update 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (“ASU 2023-07”), which requires public entities to disclose information about their reportable segments’ significant expenses and other segment items on an interim and annual basis. Public entities with a single reportable segment are required to apply the disclosure requirements in ASU 2023-07, as well as all existing segment disclosures and reconciliation requirements in ASC 280, on an interim and annual basis. ASU 2023-07 is effective for fiscal years beginning after December 15, 2023, and for interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. The Company adopted this standard in the year ended March 31, 2024. The adoption did not have a material effect on the Company’s financial statements.

In December 2023, the FASB issued Accounting Standards Update 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (“ASU 2023-09”), which requires public entities, on an annual basis, to provide disclosure of specific categories in the rate reconciliation, as well as disclosure of income taxes paid disaggregated by jurisdiction. ASU 2023-09 is effective for fiscal years beginning after December 15, 2024, with early adoption permitted. The Company adopted this standard in the year ended March 31, 2024. The adoption did not have a material effect on the Company’s consolidated financial statements.

Segment Reporting

The Company complies with ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (ASU 2023-07), which improves reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses among other disclosure requirements. The Company adopted ASU 2023- 07 on October 1, 2024. The amendments were applied retrospectively to all prior periods presented in the financial statements (see Note 9).

Net Loss Per Share

Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.

For purposes of calculating diluted loss per common stock, the denominator includes both the weighted- average number of shares of common stock outstanding during the period and the number of common stock equivalents if the inclusion of such common stock equivalents is dilutive.

Reconciliation of Loss per Share of Common Stock

Basic and diluted loss per share for common stock is calculated as follows:

	Year Ended March 31, 2025	For the period from March 20, 2024 (inception) to March 31, 2024
Weighted Average Shares Outstanding	2,487	2,000
Net Loss	$(563,459)	$(1,226)
Basic and Diluted loss per common share	$(226.60)	$(0.61)

3. Related Party Transactions

The Company’s shareholder (Stanley Hills, LLC a corporation controlled by Anat Attia) has paid the entire company expenses, as well as fund the Company’s bank and brokerage accounts, on behalf of the Company and is expected to continue to pay other costs in the future. As of March 31, 2025, no formal arrangement has been consummated indicating the number of future borrowings or the terms of the repayment. As of March 31, 2025 and 2024 the amount of $259,563 and $251 is outstanding, respectively. As described before, on April 8, 2025, with an effective date of March 31, 2025, VisionWave Holdings, together with the Company, entered into a Funding Support Agreement with Stanley Hills, LLC (“Stanley Hills”), the principal shareholder of the Company. Pursuant to the agreement, Stanley Hills irrevocably and unconditionally committed to provide financial support to both VisionWave and The Company, sufficient to fund their respective working capital needs for a period of not less than twelve (12) months from March 31, 2025.

On June 4, 2024, one of the Company’s shareholders (GBT Tokenize) invested 10 million shares Avant Technologies, Inc. (“AVAI”) for additional 222 shares of the Company which been issued at the value of $10,000. On February 28, 2025, the Company sold 264,112 shares of AVAI common stock. As of March 31, 2025, the Company had a value of $9,736 in investment in Avant Technologies Restricted Securities.

In September 2024, the Company entered into an agreement with Noam Kenig its CEO, granting the company a non- exclusive, non-transferable right to use certain patents for product development purposes. The patents cover systems related to aerial interception and detection using unmanned aerial vehicles (UAVs) and event-based camera technology. VisionWave provided a nominal consideration of $1.00 for this right of usage. This agreement does not include rights for manufacturing, sales, or commercialization activities and may be converted into a full license agreement in the future, with terms to be negotiated at that time.

4. Advances to Supplier

In January 2025, the Company entered into a product purchase agreement and paid $98,250 advance payment to the vendor. The product been delivered and tested by the vendor on March 13, 2025, and pending shipment to the client.

5. Customer Deposit

In December 2024, the Company entered into a product purchase agreement and received a 50% advance payment from its customer in total cash amount of $108,006 as of March 31, 2025. Delivery of the product is pending client’s finalize its import permit at its final designation country.

6. Stockholder’s Equity

Common stock

The Company is authorized to issue one class of stock. The class of stock shall be common stock, par value $0.0001, of which the Corporation shall have the authority to issue 10,000 shares.

On inception date the Company issued 1,000 shares to Stanley Hills, LLC a corporation controlled by Anat Attia.

Issuance to Tokenize for purchasing IP portfolio the Company issued 1,000 shares, which per shareholder’s agreement assigned to its shareholders.

On June 4, 2024 the Company issued to Tokenize for investing 10 million AVAI share the Company issued 222 shares. On August 21, 2024, the Company entered into a consulting and referral agreement with Elentina Group LLC, per which the Company Issued 500 shares of the Company’s common stock.

On August 21, 2024, the Company entered into a consulting and referral agreement with Elentina Group LLC, with an effective date of April 1, 2024. Under this agreement, the Company engaged the consultant to provide consulting and referral services for its benefit. In exchange for these services, the Company agreed to pay the consultant a monthly fee of $50,000, starting from the effective date and continuing for a period of five months. This fee, amounting to a total of $250,000 for the five months, has been fully earned as of the present date and was compensated in 500 shares of the Company’s common stock at par value of $0.0001 in total fair value of $250,000, which been allocated by Elentina as followings: 74 shares of the Company to one individual and 71 shares of the Company to each of six different individuals.

Shareholder’s Agreements

On August 17, 2024 Tokenize, GBT. and Magic Internacional Argentina FC (“Magic”) entered into agreements (which the Company is not side to) effective March 26, 2024 which assign the shares issued by the Company to Tokenize, 500 to GBT and 500 to Magic. Post this transaction Tokenize hold 222 shares of the Company.

As of March 31, 2025 and 2024, there were 2,722 and 2,000 shares of common stock issued and outstanding, respectively. Each share of common stock entitles the holder to one vote.

7. Commitments and Contingencies

Indemnification Agreements

In the ordinary course of business, the Company may provide indemnification of varying scope and terms to its vendors, lessors, contract research organizations, business partners and other parties with respect to certain matters including, but not limited to, losses arising out of breach of such agreements or from intellectual property infringement claims made by third parties. For the year ended March 31, 2025, the Company has not entered into indemnification agreements with any members of its board of directors. The maximum potential number of future payments the Company could be required to make under these indemnification agreements is, in many cases, unlimited. The Company has not incurred any costs as a result of such potential indemnifications and is not currently aware of any indemnification claims.

Entry into Material Definitive Agreements

On July 25, 2024, The Company, entered into a Memorandum of Agreement (“Agreement”) with a third-party contractor (“the Contractor”), a corporation organized under the laws of Delaware.

The Agreement outlines a collaborative effort between VisionWave and the Contractor to co-develop and potentially manufacture VisionWave’s technologies for the U.S. market, including Foreign Military Sales (FMS) and Foreign Military Financing (FMF). The parties aim to leverage their unique and complementary competencies to enhance customer objectives, reduce risks, and ensure competitive potential.

Roles and Responsibilities

-	Contractor Responsibilities:

-	Serve as the Prime Contractor and sole customer point of contact.

-	Retain responsibility for proposal activities, negotiations, and post-award activities.

-	May invest in joint IRAD projects for product development and serve as the Design Authority for derivatives.

-	VisionWave Responsibilities:

-	Serve as the Design Authority for all Products and act as a Subcontractor to the Contractor.

-	Represent and warrant ownership of all pre-existing intellectual property for the defined Products.

-	May invest in joint IRAD projects.

Products Covered

Products covered under this Agreement include, but are not limited to:

-	CUAS Interceptor

-	Neuromorphic Vision System

-	Remote Weapon Station (RWS)

-	Multi-Purpose Tactical Drone

-	Vision-RF System

Proprietary Information

Intellectual Property and confidential information disclosed between the parties will be protected as per a Nondisclosure Agreement dated April 27, 2024, which is appended to this Agreement.

Limits of the Agreement

- Both parties retain the right to quote, offer, and sell products/services to other parties, except as limited by this Agreement.

- The Agreement does not restrict either party from pursuing business opportunities with third parties unless governed by a separate Teaming Agreement.

The Company and the Contractor initiate its first pilot CUAS Interceptor, Multi-Purpose Tactical Drone and

Neuromorphic Vision System. Said pilot took place on May 2025 and completed successfully.

Executive Retention Agreements

On April 30, 2024, the Company entered into a consulting agreement with Danny Rittman, an individual consultant, to provide IT, patent maintenance, evaluation, and general business services. Under the terms of the agreement, Mr. Rittman is compensated with a monthly fee of $5,000 for his services. These services include the preparation and review of VisionWave’s intellectual properties and reports, as well as the evaluation of potential business deals. The agreement is structured on a month- to-month basis, and either party may terminate the agreement with 60 days’ prior notice.

On September 4, 2024, the Company entered into two Executive Retention Agreements with Ronald Meza and Ross Hacquebard, respectively. These agreements provide for annual salaries of $120,000, with 50% of the compensation to be paid in cash and 50% to accrue until the closing of the pending merger. The agreements include provisions for expense reimbursement, vacation entitlements, and participation in employee benefit plans. The agreements also outline that the executives will receive no termination, severance, or change of control compensation, except for accrued salary and vacation benefits. Both agreements may be terminated at any time by either party, with or without notice. The options and shares referenced in the agreements will be determined and vested after the successful completion of the pending merger.

On October 2, 2024, the Company entered into Executive Retention Agreement with Olivier Sohier. These agreements provide for annual salaries of $120,000, with 50% of the compensation to be paid in cash and 50% to accrue until the closing of the pending merger. The agreement includes provisions for expense reimbursement, vacation entitlements, and participation in employee benefit plan. The agreement also outline that the executive will receive no termination, severance, or change of control compensation, except for accrued salary and vacation benefits. Both agreements may be terminated at any time by either party, with or without notice. The options and shares referenced in the agreement will be determined and vested after the successful completion of the pending merger.

On May 29, 2025, the Company ratify Consulting Service Agreement effective from November 7, 2024, with Tuli Aviv. The ratification provides for annual salaries of $72,000. The responsibilities have included, without limitation, coordinating among Company’s various consultants, vendors, and suppliers, and providing ongoing administrative support necessary for operations.

On December 1, 2024, the Company entered into a Software Development Agreement with Charles (Kyunam) Choi for the development of the Foresee 360 system. The agreement provides for a total project cost of $8,000, with 50% of the compensation due at project kickoff and the remaining 50% upon completion of the second milestone. The agreement includes provisions for expense reimbursement, system updates, hardware integration, and UI refinement. It specifies that intellectual property rights for the deliverables will transfer to the Company upon final payment. Either party may terminate the agreement with seven days’ written notice, with compensation due for all completed work up to the termination date. The project been completed.

Legal Proceedings

The Company is not currently party to any material legal proceedings. At each reporting date, the Company evaluates whether or not a potential loss amount or a potential range of loss is probable and reasonably estimable under the provisions of the authoritative guidance that addresses accounting for contingencies. The Company expenses as incurred the costs related to such legal proceedings.

8. Fair Value of Financial Instruments

The carrying amounts of certain financial instruments, including cash and cash equivalents and accounts payable and accrued expenses, approximate their respective fair values due to the short-term nature of such instruments.

Assets and Liabilities Measured at Fair Value on a Recurring Basis

The Company evaluates its financial assets and liabilities subject to fair value measurements on a recurring basis to determine the appropriate level in which to classify them for each reporting period. This determination requires significant judgments to be made. The Company had the following financial assets and liabilities as of March 31, 2025:

	Balance as of March 31, 2025	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets:
Investment in Avant Technologies Restricted Securities	$9,736	$—	$—	$9,736
Total assets	$9,736	$—	$—	$9,736

	Balance as of March 31, 2025	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)		Significant Unobservable Inputs (Level 3)
Liabilities:
None	$—	$—		$—	$—
Total Liabilities	$—	$—	$		$—

As of March 31, 2025 and 2024, the Company determined the value of the securities underlying the Contract assets shall be valued at par value of $0.001 in total amount of $9,736 and $0, respectively.

9. Segment Information

ASC Topic 280 establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance. The Company’s chief operating decision maker (“CODM”) has been identified as the Chief Executive Officer, who reviews the consolidated operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has on operating segment. When evaluating the Company’s performance and making key decisions regarding resource allocation, the CODM reviews key metrics, which include the following:

	Year ended March 31, 2025		For the period from March 20, 2024 (inception) to March 31, 2024
Operating costs	$		$
General and administrative expenses		11,532		1,226
Marketing and travelling expenses		3,650		—
Research and development expenses		71,445		—
Professional expenses		593,642		—
Total operating expenses		680,270		1,226
Loss from operations		(680,270)		(1,226)
Other Income
Gain from sale of marketable securities		116,811		—
Total other income		116,811		—
Loss before income taxes		$(563,459)		$(1,226)

The key measure of segment profit or loss reviewed by our CODM are operating costs. Operating costs are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete a Business Combination within the Combination Period. The CODM also reviews operating costs to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget.

10. Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to July 16, 2025, the date of the financial statements is available to be issued. The Company identified below subsequent events that would have required disclosure in these audited financial statements.

On April 28, 2025, the Company entered into a Stock Purchase Agreement with Prospera LLC, an accredited third- party investor. Under the agreement, the Company agreed to sell 9,735,888 restricted shares of common stock of Avant Technologies Inc. (OTC: AVAI) at a price of $0.0770346 per share, for a total consideration of $750,000. On May 22, 2025, the parties executed an Addendum to the Stock Purchase Agreement, whereby the parties agreed that the $750,000 consideration would be fully and finally satisfied through the delivery of 280,534 unrestricted shares of TFLM (OTC: TFLM), owned by Redwerk IT Development LTD, an affiliate of Prospera LLC. The shares were confirmed as free-trading and represented less than 5% of TFLM’s total outstanding shares. The Company appointed Raptor LLC as its exclusive sales agent to sell the TFLM shares on its behalf for a fixed commission. The transaction supports the Company’s strategy of monetizing non-core assets and enhancing its liquidity in preparation for the closing of its pending business combination.

The transactions under the Merger Agreement (see note 1 under: Business Combination with Bannix Acquisition Corp (“Bannix”) were consummated on July 14, 2025. As a result, the Company became wholly owned subsidiary of VisionWave Holdings, Inc which commenced trading on NASDAQ under the ticker VWAV, on July 15, 2025. As a result of completion, the business combination VisionWave issued 11,000,000 of its shares for 2,722 of the Company shares as consideration.